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EXHIBIT 23.1.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated April 30, 1998, except for Note 12, as to which the date is August 31, 1998, in the Pre-effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc. for the registration of shares of its Class A common stock.

Our audits also included the financial statement schedule of Nextera Enterprises, L.L.C. included in the Pre-effective Amendment No. 1 to the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 3, 1998